SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

EBR Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EBR VOTE

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Online

Go to **www.investorvote.com/EBR** or scan the QR code — login details are located in the shaded bar below.

The Special Meeting of Stockholders of EBR Systems, Inc. will be held as a virtual meeting on Thursday, 12 March 2026 at 9:00am Australian Eastern Daylight Time (Wednesday, 11 March 2026 at 3:00pm U.S. Pacific Daylight Time) via the internet at meetnow.global/MN2SCOV

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the EBR Systems, Inc. Special Stockholder Meeting to be Held Virtually on Thursday, 12 March 2026 at 9:00am Australian Eastern Daylight Time (Wednesday, 11 March 2026 at 3:00pm U.S. Pacific Daylight Time)

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the special stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the special meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement to stockholders is available at:

www.investorvote.com/EBR

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/EBR.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before March 4, 2026 to facilitate timely delivery.

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Here's how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below.If you request an email copy, you will receive an email with a link to the current meeting materials.PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.? Internet ? Go to www.investorvote.com/EBR.? Phone ? Call us free of charge at 1-866-641-4276.? Email ? Send an email to investorvote@computershare.com with "Proxy Materials EBR Systems, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by March 4, 2026.EBR Systems, Inc. (Company) (ASX:EBR) Special Meeting of Stockholders will be held on Thursday, 12 March 2026 at 9:00am Australian Eastern Daylight Time (Wednesday, 11 March 2026 at 3:00pm U.S. Pacific Daylight Time) virtually via the internet at meetnow.global/MN2SCQV Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.The Board of Directors recommend a vote FOR Proposals 1-3 (inclusive): 1. To approve amendments to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio ranging from any whole number between 1-for-5 and 1-for-20, as determined by the Company's Board of Directors in its discretion, subject to the Board of Directors' authority to abandon such amendment. The Company's outstanding CHESS Depositary Interests ("CDIs") will not be consolidated as part of the reverse stock split but rather the transmutation ratio of CDIs to shares will change from 1-to-1 to the ratio at which the reverse stock split is effected. 2. To ratify the issuance of 55,900,000 CHESS Depositary Interests ("CDIs") (equivalent to 55,900,000 shares of common stock) at an issue price of A$1.00 per CDI, on terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of Australian Securities Exchange ("ASX") Listing Rule 7.4. 3. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and 2. PLEASE NOTE ? YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Stockholder Meeting Notice